Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Global Logistics Acquisition Corp. (the “Company”) on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 28, 2007	/s/ James Martell
	Name:	James Martell
	Title:	Chairman of the Board of Directors

Date: March 28, 2007	/s/ Gregory E. Burns
	Name:	Gregory E. Burns
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: March 28, 2007	/s/ Kenneth L. Saunders
	Name:	Kenneth L. Saunders
	Title:	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)